As filed with the Securities and Exchange Commission on February 26, 2010

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 23, 2010

OPPENHEIMER HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 1-12043

Delaware                                                98-0080034

(State of incorporation)            (IRS employer identification number)

125 Broad Street, New York, NY 10004

(Address of principal executive offices) (Zip code)

(212) 668-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-

Balance Sheet Arrangement of a Registrant.

During the week ended February 26, 2010, Oppenheimer & Co. Inc. (“Oppenheimer”), a wholly owned subsidiary of Oppenheimer Holdings Inc. (the “Company”), finalized settlements with each of the New York Attorney General’s office (“NYAG”) and the Massachusetts Securities Division (“MSD” and, together with the NYAG, the “Regulators”) concluding investigations and administrative proceedings by the Regulators concerning Oppenheimer’s marketing and sale of auction rate securities (“ARS”).

The Settlement with the NYAG

The NYAG accepted Oppenheimer’s offer of settlement and entered an Assurance of Discontinuance (“AOD”) pursuant to New York State Executive Law Section 63(15) on February 23, 2010 in connection with Oppenheimer’s marketing and sale of ARS.  Oppenheimer did not admit or deny any of the findings or allegations contained in the AOD and no fine was imposed.

Pursuant to the terms of the AOD, Oppenheimer will offer to purchase at par plus accrued but unpaid dividends and interest to the day of purchase one (1) unit of Eligible ARS (defined below) from Eligible Investors (defined below) no later than May 24, 2010 (the “Initial Purchase Offer”).  Starting on or about August 23, 2010, and continuing every six months thereafter until Oppenheimer has extended a purchase offer to all Eligible Investors, Oppenheimer will offer to purchase Eligible ARS from Eligible Investors who did not receive an Initial Purchase Offer, as excess funds become available to Oppenheimer after giving effect to the financial and regulatory capital constraints applicable to Oppenheimer (the “Additional Purchase Offers”). Oppenheimer’s Initial Purchase Offer and Additional Purchase Offers will remain open for a period of seventy-five days from the date on which the offer to purchase is sent.

In addition, Oppenheimer has agreed to (1) no later than 75 days after Oppenheimer has completed extending a Purchase Offer to all Eligible Investors, use its best efforts to identify any Eligible Investors who purchased Eligible ARS and subsequently sold those securities below par between February 13, 2008 and February 23, 2010 and pay the investor the difference between par and the price at which the Eligible Investor sold the Eligible ARS, plus reasonable interest thereon (the “ARS Losses”); (2) no later than 75 days after Oppenheimer has completed extending a Purchase Offer to all Eligible Investors, use its best efforts to identify Eligible Investors who took out loans from Oppenheimer after February 13, 2008 that were secured by Eligible ARS that were not successfully auctioning at the time the loan was taken out from Oppenheimer and who paid interest associated with the ARS-based portion of those loans in excess of the total interest and dividends received on the Eligible ARS during the duration of the loan (the “Loan Cost Excess”) and reimburse such investors for the Loan Cost Excess plus reasonable interest thereon; (3) upon providing liquidity to all Eligible Investors, participate in a special arbitration process for the exclusive purpose of arbitrating any Eligible Investor’s claim for consequential damages against Oppenheimer related to the investor’s inability to sell Eligible ARS; and (4) work with issuers and other interested parties, including regulatory and governmental entities, to expeditiously provide liquidity solutions for institutional investors not within the definition of Small Businesses and Institutions (as defined below) that held ARS in Oppenheimer brokerage accounts on February 13, 2008. Oppenheimer believes that because items (1) through (3) above will occur only after it has provided liquidity to all Eligible Investors, it will take an extended period of time before the requirements of items (1) through (3) will take effect.

“Eligible ARS” are ARS that were purchased at Oppenheimer on or before February 13, 2008 and that have failed at auction at least once since February 13, 2008.  Eligible ARS excludes ARS that were purchased at any firm other than Oppenheimer or at Oppenheimer in accounts owned or in the name of an independent registered investment adviser.  “Eligible Investors” are the following current and former account owners who purchased Eligible ARS at Oppenheimer on or before February 13, 2008 and who held those securities on February 13, 2008: natural persons; charities, endowments or foundations with Internal Revenue Code Section 501(d)(3) status; and “Small Businesses and Institutions,” defined as including trusts; corporate trusts; corporations; employee pension plans/ERISA and Taft Hartley Act plans; educational institutions; incorporated not-for-profit organizations; limited liability companies; limited partnerships; non-public companies; partnerships; personal holding companies; unincorporated associations; and government and quasi-government entities, with total assets at Oppenheimer of $10 million or less as of February 13, 2008, and excluding broker-dealers or banks acting as conduits for their customers or customers that had total assets of greater than $50 million as of February 13, 2008.  In no event will Oppenheimer be required to purchase more than $10 million of ARS from any Small Business or Institution.

Oppenheimer estimates that it is obligated to purchase up to approximately $38 million of Eligible ARS (including Eligible MA ARS, as defined below) in the initial 15 month period covered by the AOD.  The potential amount of future payments that may be required to be made in connection with the aggregate Loan Cost Excess and the aggregate ARS Losses is currently unknown.

If Oppenheimer defaults on any obligation under the AOD, the NYAG may terminate the AOD, at his sole discretion, upon 10 days written notice to Oppenheimer.

Reference is made to the AOD between the NYAG and Oppenheimer, attached to this Current Report as Exhibit 10.1, for additional details of the agreement with the NYAG.

The Settlement with the MSD

The MSD accepted Oppenheimer’s offer of settlement (the “Offer”) on February 22, 2010 and entered into a Consent Order pursuant to the Massachusetts Uniform Securities Act on February 26, 2010 settling the pending administrative proceeding against the respondents related to Oppenheimer’s sales of ARS to retail and other investors in the Commonwealth of Massachusetts.  Oppenheimer and named executives, Albert Lowenthal, Robert Lowenthal and Greg White (the “Executives”), did not admit or deny any of the findings or allegations contained in the Offer and no fine was imposed against any of such parties.  All claims against the Executives were dismissed.  Oppenheimer agreed to pay the external costs incurred by the MSD related to the investigation and the administrative proceeding in an amount totaling $250,000.

Pursuant to the terms of the Offer, Oppenheimer will offer to purchase $25,000 of Eligible MA ARS (defined below) from Eligible Customer Accounts (defined below) no later than May 29, 2010 (the “T1 Purchase Offer”).  No later than August 28, 2010, Oppenheimer will establish a Fund for Redemption (the “Fund”) capitalized with $2.25 million and use the Fund for the benefit of eligible Massachusetts Customer Accounts to offer to purchase all Eligible MA ARS from Eligible Customer Accounts (the “T2 Purchase Offer”).  No later than February 29, 2011, Oppenheimer will deposit into the Fund an additional $1.40 million to be used, for the benefit of eligible Massachusetts Customer Accounts, to offer to purchase all Eligible MA ARS from all Massachusetts Customer Accounts (the “T3 Purchase Offer”).  Oppenheimer’s T1 Purchase Offer, T2 Purchase Offer and T3 Purchase Offer will remain open for a period of seventy-five days from the date on which the offer to purchase is sent.

In addition, Oppenheimer has agreed to work with issuers and other interested parties, including regulatory and other authorities and industry participants, to provide liquidity solutions for accounts outside the definition of a Massachusetts Customer Account (“MA Uncovered Accounts”).  In that regard, Oppenheimer has agreed to offer, no later than May 29, 2010, select MA Uncovered Accounts a margin loan with respect to such account holders’ holdings of Eligible MA ARS (the “Alternative Liquidity Option”).  In addition to the offering of the Alternative Liquidity Option, Oppenheimer has agreed to use any capital remaining in the Fund after all Eligible MA ARS from all Massachusetts Customer Accounts have been fully redeemed to redeem Eligible MA ARS from MA Uncovered Accounts on a pro-rata basis.

“Eligible MA ARS” are ARS issued by municipalities or closed-end funds or backed by student loans that were purchased from Oppenheimer on or before February 13, 2008 and that are currently illiquid due to failed auctions.  Eligible MA ARS excludes ARS that were purchased at any firm other than Oppenheimer or at Oppenheimer in accounts owned or in the name of an independent registered investment adviser.  “Eligible Customer Accounts” are Massachusetts Customer Accounts (as defined below) that held $1 million or less in Total Asserts held at Oppenheimer as of February 29, 2008.  “Massachusetts Customer Accounts” are the following current account owners with $2 million or less in Total Assets (as defined) held at Oppenheimer as of February 29, 2008 who purchased Eligible MA ARS at Oppenheimer on or before February 13, 2008, did not transfer Eligible MA ARS away from Oppenheimer and who held those securities at Oppenheimer on February 13, 2008: natural persons; or charities, endowments or foundations with Internal Revenue Code Section 501(d)(3) status.

Oppenheimer estimates that it is obligated to purchase up to approximately $5 million of Eligible MA ARS in the initial 15 month period covered by the Offer and the Order.

If Oppenheimer fails to comply with any of the terms set forth in the Offer, the MSD may institute an action to have the Offer declared null and void and reinstitute the previously pending administrative proceedings.

Reference is made to the Offer between the MSD and Oppenheimer et al., attached to this Current Report as Exhibit 10.2 for additional details of the agreement with the MSD.

Other Material Provisions

The AOD provides that in the event that Oppenheimer enters into another agreement that provides any form of benefit to any Eligible Investor or Oppenheimer ARS customer who is not an Eligible Investor on terms more favorable than those set forth in the AOD Oppenheimer will, at the election of the NYAG, immediately extend the more favorable terms contained in such other agreement to all Eligible Investors.  The AOD further provides that if Oppenheimer pays (or makes any pledge or commitment to pay) to any governmental entity or regulator pursuant to any other agreement costs or a fine or penalty or any other monetary amount, then an equivalent payment, pledge or commitment will become immediately owed to the State of New York for the benefit of New York residents.

The Offer provides that, to the extent Oppenheimer agrees to any subsequent settlement and/or order with any other state or federal regulator which includes a term or terms which are more favorable to those terms contained in the Offer related to Oppenheimer’s Massachusetts Customer Accounts, MA Uncovered Accounts or institutional investors, the subsequent term or terms will be incorporated by reference into the Offer and become equally applicable to such Massachusetts investors.

As a result of the provisions of the AOD with the NYAG and the agreement with the MSD, Oppenheimer expects that it will be required by the NYAG to establish a fund similar to the Fund capitalized with at least $3.65 million for the benefit of Eligible Investors to purchase Eligible ARS.  In addition, as a result of these provisions, Oppenheimer may be required to pay the external costs incurred by the NYAG, if any, related to the investigation by the NYAG in an amount not to exceed $250,000.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1	Assurance of Discontinuance, dated February 23, 2010, between the Attorney General of the State of New York and Oppenheimer & Co. Inc.
10.2	Offer of Settlement, dated February 22, 2010, between the Commonwealth of Massachusetts Division of Securities and Oppenheimer & Co. Inc., Albert Lowenthal, Robert Lowenthal and Greg White.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Oppenheimer Holdings Inc.

Date: February 26, 2010 By: /s/ E.K. Roberts --------------------------------- E.K. Roberts President and Treasurer (Duly Authorized Officer and Principal Financial Officer)

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